UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 8, 2006

Date of Report (Date of earliest event reported)

CAPTARIS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10885 N.E. 4th Street, Suite 400, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Approval of 2006 Equity Incentive Plan

On June 8, 2006, at the 2006 Annual Meeting of Shareholders (the “2006 Annual Meeting”) of Captaris, Inc. (the “Company”), the Company’s shareholders approved the Captaris, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), which amended and restated the Captaris, Inc. 1989 Restated Stock Option Plan (the “1989 Plan”). No future awards will be granted from the Captaris, Inc. 2000 Non-Officer Employee Stock Compensation Plan. The 2006 Plan includes the following material changes from the 1989 Plan:

•	An expansion of the types of awards available for grant to include, in addition to stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other stock or cash-based awards;

•	The addition of share reuse provisions that affect how and when shares are counted as used under the 2006 Plan, including provisions that for every one share issued under a stock award, two shares will no longer be available for issuance under the 2006 Plan, and that shares tendered to pay an option exercise price or shares withheld by the Company to pay withholding taxes will not be added back to the 2006 Plan;

•	The addition of performance criteria for awards granted under the 2006 Plan and limits on the number and dollar value of awards that may be granted to qualify the awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	The addition of a ten-year term to the 2006 Plan, commencing on June 8, 2006; and

•	The addition of new provisions regarding the effect of a company transaction on awards that provide that awards will accelerate in vesting, and forfeiture or repurchase rights will lapse, only if awards are not assumed, replaced or converted in a company transaction.

This summary of the 2006 Plan, and a more detailed summary set forth in the Company’s definitive proxy statement for the 2006 Annual Meeting filed with the Securities and Exchange Commission on April 14, 2006 (the “2006 Proxy Statement”), are qualified in their entirety by reference to the full text of the 2006 Plan included as Appendix A to the 2006 Proxy Statement.

Equity Grant Program for Nonemployee Directors under the Captaris, Inc. 2006 Equity Incentive Plan

Effective upon shareholder approval of the 2006 Plan at the 2006 Annual Meeting, the Board of Directors of the Company, upon recommendation of the Compensation Committee, implemented the Terms of Equity Grant Program for Nonemployee Directors

Under the Captaris, Inc. 2006 Equity Incentive Plan (the “NED Equity Program”). A copy of the NED Equity Program is attached hereto as Exhibit 10.2.

Commencing with the 2006 Annual Meeting, the NED Equity Program provides for:

•	initial and annual stock option grants with a Black-Scholes or binomial value (whichever method is then being used by the Company to value its stock options for financial reporting purposes) of $10,000 on the date of grant; and

•	initial and annual restricted deferred stock unit awards (“DSU Awards”) with a $25,000 value (based on the fair market value of the Company’s common stock on the date of grant).

The stock options granted to nonemployee directors under the NED Equity Program will (a) have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, (b) vest in full one year after the date of grant, (c) have a ten-year term, but will be subject to earlier termination if the nonemployee director ceases to be a director for any reason, in which case the unvested portion of the option will terminate immediately and the vested portion will remain exercisable for one year after termination (or until expiration of the option, if earlier) and (d) become fully vested and exercisable if certain company transactions occur, such as a merger or sale of assets.

The DSU Awards granted to nonemployee directors under the NED Equity Program will (a) be automatically deferred under the Captaris, Inc. Deferred Compensation Plan for Non-Employee Directors (the “NED Deferred Compensation Plan”) described below, (b) vest in full one year after the date of grant and (c) become fully vested if certain company transactions occur, such as a merger or sale of assets, but continue to be subject to the terms and conditions of the NED Deferred Compensation Plan.

Deferred Compensation Plan for Non-Employee Directors

Effective upon shareholder approval of the 2006 Plan at the 2006 Annual Meeting, the Board of Directors, upon recommendation of the Compensation Committee, also implemented the NED Deferred Compensation Plan. A copy of the NED Deferred Compensation Plan is attached hereto as Exhibit 10.3.

Purpose

The purpose of the NED Deferred Compensation Plan is to further long-term growth of the Company by allowing nonemployee directors to defer receipt of certain compensation, keeping their financial interests aligned with the Company, and providing them with a long-term incentive to continue providing services to the Company. The NED Deferred Compensation Plan is intended to comply with Section 409A of the Code.

Administration

The NED Deferred Compensation Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to control and manage the operation and administration of the NED Deferred Compensation Plan, except to the extent such authority is specifically allocated otherwise in the NED Deferred Compensation Plan.

Eligibility

Directors who are not also employees of the Company or its affiliates are eligible to participate in the NED Deferred Compensation Plan.

Deferral of Cash Compensation and Awards

Nonemployee directors may elect to defer receipt of 25%, 50%, 75% or 100% of any cash compensation paid to the nonemployee director for his or her service on the Board of Directors or any committee of the Board of Directors. Cash compensation deferred will be credited to the nonemployee director’s account as of the date on which it would have been paid had it not been deferred. In addition, the Company may credit such awards granted under the 2006 Plan to a nonemployee director’s account under the NED Deferred Compensation Plan as it deems appropriate, in its sole and absolute discretion.

Election to Defer

An individual who is a nonemployee director on the effective date of the NED Deferred Compensation Plan may make an initial deferral election to take effect on the later of the effective date of the NED Deferred Compensation Plan or the date such election is filed with the Company. Such initial election must be filed no later than 30 days after the effective date of the NED Deferred Compensation Plan and will apply only to cash compensation earned (and paid) after the later of the effective date of the NED Deferred Compensation Plan or the date the deferral election is filed with the Company. An individual who first becomes a nonemployee director after the effective date of the NED Deferred Compensation Plan generally may make an initial deferral election within 30 days after becoming a nonemployee director. Such deferral election will apply only to cash compensation earned (and paid) after the date the deferral election is filed with the Company. Nonemployee directors who do not file an initial deferral election within the relevant 30-day period can begin to defer cash compensation as of the first day of any subsequent calendar year by filing a completed deferral election with the Company prior to the beginning of that year. A deferral election (whether an initial or subsequent election) will remain in effect from year to year until the nonemployee director changes it. A nonemployee director can change his or her deferral election only as of the beginning of a subsequent calendar year.

Deemed Investment

All amounts credited to a nonemployee director’s account under the NED Deferred Compensation Plan will be deemed to be invested in shares of the Company’s common stock. Any dividends which would have been received had such amount actually been invested in shares of the Company’s common stock will also be credited to a nonemployee director’s account as of the date they would have been paid and will be deemed invested in additional shares of the Company’s common stock. Except for deferred awards (which are deemed to be invested in shares of the Company’s common stock immediately upon being credited to nonemployee director’s account), any such investment will be deemed to be made at the closing price of the Company’s common stock on the date such amounts are credited to the nonemployee director’s account.

Vesting of Accounts

A nonemployee director will be fully vested in that portion of his or her account attributable to deferred cash compensation at all times. A nonemployee director will vest in the portion of his or her account attributable to deferred awards on the date(s) specified in such awards. In addition, a nonemployee director will become vested in the portion of his or her account attributable to deferred awards upon a change in control of the Company; provided there has not been a “separation from service” (as defined under Section 409A of the Code) prior to such date. Any awards credited to a nonemployee director’s account that are not vested as of the date of the nonemployee director’s “separation from service” will be forfeited.

Distributions

In general, a nonemployee director’s vested account balance will be distributed in a lump sum as soon as administratively practicable after his or her “separation from service.” Distribution will be made in whole shares of the Company’s common stock (with cash for any fractional share). However, if the nonemployee director is a “specified employee” (as defined under Section 409A of the Code) at the time of his or her “separation from service,” distribution will be made as soon as administratively practicable after the six-month anniversary of his or her “separation from service.” In the event of a change in control, a nonemployee director’s vested account balance will be distributed in a lump sum as soon as administratively practicable after the change in control, whether or not there has been a “separation from service.”

Amendment and Termination

The NED Deferred Compensation Plan may be amended or modified at any time by the Board of Directors or the Compensation Committee; provided, however, that no amendment or modification may reduce the balance in a nonemployee director’s account. Notwithstanding any other provision, the NED Deferred Compensation Plan (and any deferrals thereunder) shall be deemed to be amended (or modified) to the extent the Plan Administrator deems necessary to comply with Section 409A of the Code and any official guidance issued thereunder.

In addition, the Board of Directors or the Compensation Committee may terminate the NED Deferred Compensation Plan at any time; provided, however, that termination will not cause the payment of any benefits under the NED Deferred Compensation Plan. Rather, if the NED Deferred Compensation Plan is terminated, then all accounts will be distributed to the nonemployee directors at the same time and in the same form as they would have been distributed had the NED Deferred Compensation Plan not been terminated.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Captaris, Inc. 2006 Equity Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by the Company on April 14, 2006)

10.2	Terms of Equity Grant Program for Nonemployee Directors Under the Captaris, Inc. 2006 Equity Incentive Plan

10.3	Captaris, Inc. Deferred Compensation Plan for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Captaris, Inc.

Dated: June 9, 2006	By:	/s/ Peter Papano
Peter Papano
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Captaris, Inc. 2006 Equity Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by the Company on April 14, 2006)

10.2	Terms of Equity Grant Program for Nonemployee Directors Under the Captaris, Inc. 2006 Equity Incentive Plan

10.3	Captaris, Inc. Deferred Compensation Plan for Non-Employee Directors